eFunds Corporation Reports First Quarter 2005 Results

Net Revenue of $114.2 million

Net Income up 40% to $13.2 million

Company announces the completion of $100 million stock repurchase plan

Scottsdale, ARIZ., May 4, 2005 — eFunds Corporation (NYSE: EFD), a leading provider of risk management, electronic payments and related outsourcing solutions, today reported first quarter net revenue of $114.2 million. This amount represents an 8% improvement over the net revenues of $105.7 million reported by the Company’s core operating segments during the first quarter of 2004. Overall, revenues declined by 19% from the $140.9 million reported for the first quarter of 2004 as a result of the sale of the Company’s ATM deployment business in November 2004.

Operating income increased to $16.8 million, or 15% of net revenue, as compared to operating income of $14.0 million, or 10% of net revenue, reported in the first quarter of 2004. First quarter net income was $13.2 million, or $0.26 per diluted share, compared to net income of $9.4 million, or $0.19 per diluted share, reported for the same quarter in 2004.

“During the quarter, we saw revenue growth in our EFT processing and business process outsourcing businesses and steady improvement in the performance of our risk management operations. Overall, we feel that our first quarter results reflect solid progress towards meeting our full year financial and operational objectives,” said Paul F. Walsh, Chairman and Chief Executive Officer.

“We also executed against our stated strategy to deploy capital towards complimentary acquisitions and our share repurchase program,” stated Walsh. “We acquired ClearCommerce Corporation, a provider of fraud prevention and payment processing solutions having particular application to card-not-present and online transactions. We executed an agreement to acquire India Switch Company, an India based provider of ATM management and processing services. This transaction, which is expected to close in the second quarter, will provide eFunds with a strong foothold into the emerging electronic payments market in India. Yesterday, we executed an agreement to acquire substantially all of the assets of National Check Protection Services, a provider of new account verification and employment screening services for financial services companies.”

The Company also announced that it has completed its $100 million share repurchase program. The Company bought back approximately 4.6 million shares pursuant to this initiative.

Change to Reporting Segments
The Company’s segment reporting was revised during the first quarter to reflect the modifications in the Company’s cost allocation structure. Operating expenses have been reclassified based on an assessment of the Company’s technology and overhead costs and the realignment of these costs with the segments that receive the primary benefit from the use of the related resources. Prior year segment data has been reclassified to reflect this new presentation, which is detailed in the accompanying schedules.

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Forward-looking statements
The Company expects full year net revenue for 2005 to increase approximately 8 to 12 percent on a combined organic and acquisitive basis over the $431 million baseline revenue achieved across the Company’s three remaining segments following the sale of its ATM portfolio in November 2004. The Company expects net income to increase 17 to 22 percent in 2005 over net income of $40.8 million reported in 2004 and to generate operating cash flow in 2005 consistent with the level achieved in 2004, excluding the one-time payment of the tax liabilities associated with the ATM Portfolio sale.

The foregoing expectations reflect the following assumptions:

•	An effective annualized tax rate of approximately 33 percent; and

•	Cash outlays for capital expenditures and product development of approximately $40 million.

Conference call
eFunds will hold a one-hour conference call today at 10:00 AM EDT to discuss the Company’s first quarter financial performance. To listen to the conference call, dial 800-399-5351. (International callers dial 706-643-1939.) The call will also be broadcast on the company’s Web site at www.efunds.com under the “Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. EDT on May 18, 2005. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 5539427. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
eFunds Corporation is an industry leader with nearly 30 years of experience and expertise in electronic payments and risk management. eFunds offers electronic funds transfer software and processing, risk management and related outsourcing solutions to financial institutions, electronic funds transfer networks, retailers, telecommunications providers, and government agencies around the world. Committed to providing excellent customer service and award-winning products, eFunds enables its clients to reduce transaction and infrastructure costs, detect potential fraud and enhance relationships with their customers. www.efunds.com

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are ”forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Annual Report on Form 10-K for the period ending December 31, 2004.

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EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,
	2005		2004
(in thousands, except per share amounts)
Net revenue	$114,238	100.0%	$140,886	100.0%

Operating expenses
Processing, communication and service costs	28,903	25.3%	58,670	41.7%
Employee costs	49,244	43.1%	48,942	34.7%
Depreciation and amortization	8,147	7.1%	8,929	6.3%
Other operating costs	11,153	9.8%	10,323	7.3%

Total operating expenses	97,447	85.3%	126,864	90.0%

Income from operations	16,791	14.7%	14,022	10.0%
Other income (expense) — net	1,475	1.3%	(624)	-0.5%

Income before income taxes	18,266	16.0%	13,398	9.5%
Provision for income taxes	(5,102)	-4.5%	(4,019)	-2.8%

Net income	$13,164	11.5%	$9,379	6.7%

Shares outstanding
Basic	49,302		47,686

Diluted	50,964		49,115

Earnings per share
Basic	$0.27		$0.20

Diluted	$0.26		$0.19

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004
(in thousands)	(Unaudited)
Current assets:
Cash and cash equivalents	$200,441	$274,477
Short-term investments	102,360	88,140
Restricted custodial cash	6,019	2,392
Accounts receivable — net	73,282	73,505
Other current assets	24,014	30,050

Total current assets	406,116	468,564

Property and equipment — net	48,744	50,320
Intangibles-net	123,565	103,672
Other non-current assets	21,087	20,405

Total assets	$599,512	$642,961

Current liabilities:
Accounts payable	$18,428	$21,984
Accrued liabilities	39,871	85,021
Accrued stock repurchase	24,788	—
Deferred revenue and gains	25,684	16,445
Long-term debt due within one year	1,602	1,955

Total current liabilities	110,373	125,405

Long-term deferred gains	35,101	37,539
Long-term debt	2,513	3,569
Other long-term liabilities	2,044	2,244

Total liabilities	150,031	168,757

Stockholders’ equity:
Common stock	497	493
Additional paid-in capital	453,150	446,825
Treasury stock at cost	(43,752)	—
Retained earnings	36,395	23,231
Accumulated other comprehensive income	3,191	3,655

Stockholders’ equity	449,481	474,204

Total liabilities and stockholders’ equity	$599,512	$642,961

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
(in thousands)
Cash flows from operating activities:
Net income	$13,164	$9,379
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Depreciation	3,576	3,503
Amortization of intangibles	4,571	5,426
Changes in assets and liabilities
Restricted custodial cash	73	1,533
Accounts receivable	1,111	(10,843)
Accounts payable	(3,877)	1,292
Income taxes receivable/payable	(33,780)	(1,995)
Other assets and liabilities	(4,355)	(1,824)

Net cash (used in) provided by operating activities	(19,517)	6,471

Cash flows from investing activities:
Capital expenditures	(6,653)	(4,531)
Acquisitions	(18,863)	(775)
Purchases of short-term investments	(22,100)	(15,500)
Proceeds from sale of short-term investments	7,880	17,000
Other	(236)	—

Net cash used in investing activities	(39,972)	(3,806)

Cash flows from financing activities:
Purchase of common stock	(18,965)	—
Issuance of common stock	4,842	5,984
Payments on long-term debt	(424)	(1,977)

Net cash (used in) provided by financing activities	(14,547)	4,007

Net (decrease) increase in cash and cash equivalents	(74,036)	6,672
Cash and cash equivalents at beginning of period	274,477	104,456

Cash and cash equivalents at end of period[1]	$200,441	$111,128

[1]	Cash and cash equivalents at March 31, 2004 included $52.2 million that has been reclassified to short-term investments to conform to 2005 presentation.

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	March 31,		Change
	2005	2004	$	%
(in thousands)
Net revenue:
Electronic payments	$50,771	$49,683	1,088	2%
Risk management	37,606	35,124	2,482	7%
Global outsourcing	25,861	20,919	4,942	24%
ATM management[1]	—	35,160	(35,160)	*

Total net revenue	114,238	140,886	(26,648)	-19%

Operating expenses:
Processing, employee and other costs -
Electronic payments	44,292	40,154	4,138	10%
Risk management	22,206	21,480	726	3%
Global outsourcing	17,603	16,064	1,539	10%
ATM management[1]	—	33,189	(33,189)	*

Total processing, employee and other costs	84,101	110,887	(26,786)	-24%

Allocated overhead -
Electronic payments	3,567	2,810	757	27%
Risk management	2,508	2,311	197	9%
Global outsourcing	2,365	1,685	680	40%
ATM management[1]	—	2,163	(2,163)	*
Corporate	4,906	7,008	(2,102)	-30%

Total allocated overhead	13,346	15,977	(2,631)	-16%

Income (loss) from operations:
Electronic payments	2,912	6,719	(3,807)	-57%
Risk management	12,892	11,333	1,559	14%
Global outsourcing	5,893	3,170	2,723	86%
ATM management[1]	—	(192)	192	*
Corporate	(4,906)	(7,008)	2,102	-30%

Total income from operations	$16,791	$14,022	2,769	20%

1 Includes operations through November 18, 2004.

* Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA
(Unaudited)

	Three Months Ended March 31,
	2005	2004	% Change
(in millions)
Electronic Payments
EFT processing	$29.1	$25.6	14%
Government services (EBT)	13.3	14.6	-9%
Software sales	8.4	9.5	-12%

	$50.8	$49.7	2%

Risk Management
Financial Institution products	$32.7	$30.5	7%
Retail products	4.9	4.6	7%

	$37.6	$35.1	7%

Global Outsourcing
BPO	$16.6	$13.1	27%
IT services	9.3	7.8	19%

	$25.9	$20.9	24%

ATM Management[1]	$-	$35.2	*

1 Includes operations through November 18, 2004.

* Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
Consolidated Quarterly Statement of Operations Information
(Results Adjusted for Reclassification of Technology and Overhead Costs)
(Unaudited)

	2004 Quarter Ended[1]				Year Ended
(in thousands)	March 31	June 30	September 30	December 31	2004
Net revenue:
Electronic payments	$49,683	$51,719	$49,276	$52,931	$203,609
Risk management	35,124	35,033	36,839	33,103	140,099
Global outsourcing	20,919	19,387	20,305	26,510	87,121
ATM management[2]	35,160	34,573	33,634	17,952	121,319

Total net revenue	140,886	140,712	140,054	130,496	552,148

Operating expenses:
Processing, employee and other costs -
Electronic payments	40,154	42,027	40,355	42,211	164,747
Risk management	21,480	20,845	20,993	19,294	82,612
Global outsourcing	16,064	15,158	15,404	16,757	63,383
ATM management[2]	33,189	32,435	31,845	17,595	115,064

Total processing, employee and other costs	110,887	110,465	108,597	95,857	425,806

Allocated overhead -
Electronic payments	2,810	2,569	2,962	2,460	10,801
Risk management	2,311	2,203	2,136	2,536	9,186
Global outsourcing	1,685	1,602	1,521	1,866	6,674
ATM management[2]	2,163	2,098	1,932	2,005	8,198
Corporate	7,008	7,646	7,699	7,006	29,359

Total allocated overhead	15,977	16,118	16,250	15,873	64,218

Restructuring and provision for
contract losses -
Electronic payments	—	1,178	—	362	1,540
Risk management	—	(8)	—	363	355
Global outsourcing	—	41	—	1,062	1,103
ATM management[2]	—	9	—	362	371
Corporate	—	33	—	192	225

Total restructuring and provision
for contract losses	—	1,253	—	2,341	3,594

Income (loss) from operations:
Electronic payments	6,719	5,945	5,959	7,898	26,521
Risk management	11,333	11,993	13,710	10,910	47,946
Global outsourcing	3,170	2,586	3,380	6,825	15,961
ATM management[2]	(192)	31	(143)	(2,010)	(2,314)
Corporate	(7,008)	(7,679)	(7,699)	(7,198)	(29,584)

Total income from operations	$14,022	$12,876	$15,207	$16,425	$58,530

[1]	Technology and overhead costs have been reclassified among the segments to realign the costs with the segment receiving the primary benefits from the use of the related resources.

[2]	Includes operations through November 18, 2004.